Exhibit 10.12

English Translation

YINGLI SOLAR	DAQO GROUP

Supplemental Agreement

Contract No.: 2008YGE40004-1

Party A: Yingli Green Energy Holding Company Limited

Party B: Chongqing Sailing New Energy Co., Ltd

The parties hereby make the following revisions to the contract dated May 28, 2008 (Contract No.: 2008YGE40004, the “Original Contract”) through friendly negotiation.

1. The unit price of polysilicon for the year 2008 stipulated in Article 2 of the Original Contract is RMB2.9 million/ton (17% VAT included). However, due to the change of market conditions and in consideration of the long-term friendly cooperation between the parties, Party B agrees to modify the unit price of the undelivered part of polysilicon for the year 2008 stipulated in the Original Contract to RMB2.15 million/ton (17% VAT included).

2. According to Article 3 of the Original Contract, the advance payment by Party A in June 2008 is RMB145 million and Party B shall supply 50,000 kg of goods, of which 28941.19 kg have been delivered while 21,058.81 kg remain undelivered, with the advancement balance being RMB61.0705 million. As the unit price is hereby adjusted to RMB2.15 million/ton, Party B shall supply 28,404.91 kg of silicon materials to Party A, all of which shall be delivered prior to November 30, 2008, and the corresponding tax receipt shall be issued therewith.

3. Other terms and conditions of the Original Contract shall remain the same.

Party A: Yingli Green Energy Holding Company Limited

(Seal)

Date: November 21, 2008

Party B: Chongqing Sailing New Energy Co., Ltd

(Seal)

Date: November 21, 2008